Exhibit 99.1

THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN . AN OFFERING IS MADE ONLY BY A PROSPECTUS . THIS LITERATURE MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS . AS SUCH, A COPY OF THE CURRENT PROSPECTUS MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING . YOU SHOULD READ THE CURRENT PROSPECTUS IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES . AN INVESTMENT IN ARC - RCA SHOULD BE MADE ONLY AFTER A CAREFUL REVIEW OF THE PROSPECTUS . No offering is made except by a prospectus filed with the Department of Law of the State of New York . Neither the Attorney - General of the State of New York nor any other state or federal regulator has passed on or endorsed the merits of this offering or these securities or confirmed the adequacy or accuracy of the prospectus . Any representation to the contrary is unlawful . All information contained in this material is qualified in its entirety by the terms of the current prospectus . A Public Non - Traded Real Estate Investment Trust* American Realty Capital – Retail Centers of America Publicly Registered Non - Traded Real Estate Investment Trust

RISK FACTORS American Realty Capital – Retail Centers of America 2 Risk Factors Investing in our common stock involves a high degree of risk . You should purchase these securities only if you can afford a complete loss of your investment . See the section entitled “Risk Factors” in the prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock . Forward - Looking Statements This presentation may contain forward - looking statements . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the fund’s prospectus for a more complete list of risk factors, as well as a discussion of forward - looking statements and other offering details.

INVESTMENT THESIS American Realty Capital – Retail Centers of America 3 Focused on acquiring existing anchored, stabilized core retail properties; including power centers, lifestyle centers, grocery - anchored shopping centers ( with a purchase price in excess of $20.0 million) that are at least 80.0% leased at the time of acquisition. 3 Primary Objectives*: □ Preserve and protect investors’ capital; □ Pay monthly distributions; and □ Increase the value of assets in order to generate capital appreciation. * There is no guarantee these objectives will be met.

ACQUISITION STRATEGY American Realty Capital – Retail Centers of America 4 Acquire Large Retail Assets Diversify by Tenant and Geography Obtain Lease Terms of 5 Years or Greater Buy Assets at Least 80% Leased at Time of Purchase Buy at Discount to Replacement Cost Well thought out acquisition strategy to build a portfolio attractive for acquisition to publicly traded shopping center REITs or for a listing on a national exchange.

American Realty Capital – Retail Centers of America 5 ON - LINE SHOPPING ( OMNICHANNEL ) (Source: 2014 AT Kearney, On Solid Ground: Brick - and - Mortar Is the Foundation of Omnichannel Retailing) ◙ 95 percent of all retail sales are captured by retailers with a brick - and - mortar presence ◙ Two - thirds of consumers who purchase online use the store before or after transactions ◙ Physical stores help retailers drive online sales

6 American Realty Capital – Retail Centers of America Decrease in Supply Growth for U . S . Shopping Center RE * : 1980 to 1990 = 4 . 2% 1990 to 2010 = 2 . 3% 2010 to 2014 = 0 . 3% * As measured by total supply of U . S . shopping center gross leasable area . According to AEW Capital Management . As of December 2014 . Chart Source : CBRE “All Factors Point to an Exceptional 2015 for Retail” Presentation . February, 2015 . LIMITED SUPPLY WITH INCREASED DEMAND EXPECTED Retail RE Demand Continues to Accelerate

7 STRONG FUNDAMENTALS American Realty Capital – Retail Centers of America Seasonally Adjusted “Gasoline Index ” Capital Available for Retail Spending □ The seasonally adjusted gasoline index – a component of the U.S. consumer price index – decreased by 53.7% for the six months ended February of 2015. □ This is the largest decrease reported for any component of the consumer price index for that period. □ We believe that decreases in the price of gas will allow for increased spending in other areas of the economy such as retail shopping centers.

ARC RCA PORTFOLIO HIGHLIGHTS American Realty Capital – Retail Centers of America 8 Properties Closed Key Statistics [ 1] Contract purchase price of properties acquired, net of sales, excluding acquisition related costs and mortgage premiums resul tin g from debt assumed in connection with our property acquisitions. • 35 properties • 16 states • $1.2 billion purchase price [1] • 7.4 million rentable square feet • 94.8% leased

ARC RCA PORTFOLIO DETAIL

Property	Acquisition Date	Property Type	Rentable Square Feet	Percentage Leased	Remaining Lease Term
Liberty Crossing	Jun. 2012	Power Center	105,970	93.8%	3.6
San Pedro Crossing	Dec. 2012	Power Center	201,965	100.0%	4.8
Tiffany Springs MarketCenter	Sep. 2013	Power Center	246,419	89.2%	5.4
The Streets of West Chester	Apr. 2014	Lifestyle Center	167,155	91.8%	3.5
Prairie Towne Center	Jun. 2014	Power Center	289,277	95.3%	8.6
Southway Shopping Center	Jun. 2014	Power Center	181,809	94.4%	3.1
Stirling Slidell Centre	Aug. 2014	Power Center	134,276	77.2%	4.8
Northwoods Marketplace	Aug. 2014	Power Center	236,078	97.1%	4.2
Centennial Plaza	Aug. 2014	Power Center	233,797	100.0%	3.6
Northlake Commons	Sep. 2014	Lifestyle Center	109,112	96.2%	4.4
Shops at Shelby Crossing	Sep. 2014	Power Center	236,081	89.3%	3.0
Shoppes of West Melbourne	Sep. 2014	Power Center	144,399	95.9%	6.5
The Centrum	Sep. 2014	Power Center	270,747	93.5%	4.0
Shoppes at Wyomissing	Oct. 2014	Lifestyle Center	103,064	100.0%	3.8
Southroads Shopping Center	Oct. 2014	Power Center	429,359	94.2%	5.3
Parkside Shopping Center	Nov. 2014	Power Center	172,622	95.1%	6.9
West Lake Crossing	Nov. 2014	Power Center	75,928	98.6%	5.6
Colonial Landing	Dec. 2014	Power Center	263,559	98.5%	4.5
The Shops at West End	Dec. 2014	Lifestyle Center	381,831	76.1%	9.3
Township Marketplace	Dec. 2014	Power Center	298,630	96.8%	3.6
Cross Pointe Centre	Mar. 2015	Power Center	226,089	98.7%	10.0
Towne Center Plaza	Apr. 2015	Power Center	94,096	100.0%	7.3
Harlingen Corners	May. 2015	Power Center	217,772	94.8%	5.8
Bison Hollow	June. 2015	Power Center	134,798	100.0%	7.1
Pine Ridge Plaza	June. 2015	Power Center	239,492	95.2%	3.6
Village at Quail Springs	June. 2015	Power Center	100,404	100.0%	3.5
Jefferson Commons	June. 2015	Power Center	205,918	96.9%	10.3
Northpark Center	June. 2015	Power Center	318,327	99.2%	4.8
Anderson Station	July. 2015	Power Center	243,550	98.8%	2.7
Patton Creek	Aug. 2015	Power Center	491,294	94.8%	5.6
North Lakeland Plaza	Sep. 2015	Power Center	171,397	100.0%	4.7
Riverbend Marketplace	Sep. 2015	Power Center	142,617	98.3%	7.2
Montecito Crossing	Sep. 2015	Power Center	179,721	95.2%	6.0
Best on the Boulevard	Sep. 2015	Power Center	204,568	100.0%	5.6
Shops at RiverGate South	Sep. 2015	Power Center	140,703	92.4%	10.0
Portfolio, September 30, 2015			7,392,824	94.8%	5.7

American Realty Capital – Retail Centers of America 9

ARC RCA BALANCE SHEET American Realty Capital – Retail Centers of America 10 American Realty - Retail Centers of America, Inc. Balance Sheet Metrics - 9/30/2015 (all in $000s) Real Estate Purchase Price [1] $1,186,673 Debt Outstanding: Mortgage Notes Payable $ 129,156 Line of Credit Outstanding $304,000 Total Debt Outstanding $433,156 Debt to real estate purchase price 36.5% Cash and cash equivalents $ 45,195 Net debt to real estate purchase price 32.7% Target Leverage [2] 50% Additional debt for target leverage [2] $365,556 Total Leverage [2] $798,712 Total Portfolio $ 1,597,424 • Strong balance sheet with ample capacity to complete additional acquisitions. • Can acquire an additional $366 million of assets for 50% leverage for a $1.6 billion portfolio, which is comparable to other publicly traded shopping center REITs. • Additional size will assist in distribution coverage. [ 1] Contract purchase price of properties acquired, net of sales, excluding acquisition related costs and mortgage premiums resul tin g from debt assumed in connection with our property acquisitions. [2] Leverage calculated as a percentage of real estate purchase price.

LINCOLN PROPERTY CO. American Realty Capital – Retail Centers of America 11 Overview* ◙ Founded 1965 ◙ Among Largest Private Diversified Real Estate Firms in U.S. ◙ $32 Billion Real Estate Assets Under Management ◙ 6 ,000 Employees ◙ 40 Administrative Offices in U.S./Europe ◙ 300 Management Offices in 32 States Access to Lincoln Property Company through Service Provider * Lincoln Retail REIT Services, LLC (“Lincoln Retail”) is a recently formed entity that was organized specifically to provide real esta te services to ARC – Retail Centers on behalf of its advisor. Lincoln Retail has agreed to engage the services of its affiliates as necessary, to maintain an ad equ ate number of skilled and licensed employees, in addition to all systems, equipment and software needed to carry out the services for which it has been engaged, exclusively f or the benefit of ARC – Retail Centers. Per the services agreement, Lincoln Retail is responsible for the services that it has undertaken to provide and its affiliates are n ot contractually bound to provide it with assistance. Lincoln Property Company does not function as ARC – Retail Centers’ service provider.

KEY INITIATIVES American Realty Capital – Retail Centers of America 12 □ Continue to deploy available cash and complete acquisitions under contract. □ Review opportunities to increase NOI at existing properties. □ Assess capacity on the line of credit and consider additional leverage. □ Evaluate current portfolio for dispositions and/or joint venture opportunities. □ Establish NAV in compliance with FINRA 15 - 02 during 1Q16. □ Monitor the publicly traded REIT market and evaluate liquidity options.

EXPERIENCED MANAGEMENT TEAM American Realty Capital – Retail Centers of America 13 Nick Radesca CFO / Secretary William M. Kahane CEO / President Kase Abusharkh CIO ARC Retail Centers of America is led by seasoned professionals with extensive and dynamic experience in Real Estate David Gong Lead Independent Director Audit Committee Chair Edward G. Rendell Independent Director William M. Kahane Chairman Board of Directors Leadership

RISK FACTORS Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. Please carefully read the section entitled “Risk Factors” on pages 23 through 55 of the prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock, including: • The amount of the distributions paid may decrease at any time . Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment, and you may lose all or a portion of your investment . • We are depending on our advisor and, subject to our advisor’s oversight, our advisor is relying on the service provider and its affiliates, to select our investments and conduct our real estate operations . Adverse changes in the financial condition of our advisor or the service provider or its affiliates or our relationship with our advisor or our advisor’s relationship with the service provider and its affiliates could adversely affect us . • There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, our sponsor, our dealer manager, the service provider and their respective affiliates regarding compensation, investment opportunities and management resources . The fees payable to our advisor are substantial and may result in our advisor recommending riskier investments . American Realty Capital – Retail Centers of America 14

RISK FACTORS • We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls . • Our failure to qualify or remain qualified as a REIT would result in higher taxes, may adversely affect or operations, would reduce the amount of income available for distribution and would limit our ability to make distributions to our stockholders . • There are limitations on ownership and transferability of our shares . Please see “Description of Securities — Restrictions on Ownership and Transfer . ” • Our investment objectives and strategies may be changed without stockholder consent . • Our organizational documents permit us to pay distributions from unlimited amounts of any source . Until substantially all the proceeds from this initial public offering are invested, we may use proceeds from this initial public offering to fund distributions until we have sufficient cash flow . There are no established limits on the amounts of net proceeds and borrowings that we may use to fund these distribution payments . Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment . • Distributions are not guaranteed . Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment, and you may lose all or a portion of your investment . American Realty Capital – Retail Centers of America 15

▪ For account information, including balances and the status of submitted paperwork, please call us at (844) 276 - 1077 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.americanrealtycap.com American Realty Capital – Retail Centers of America www.RetailCentersofAmerica.com